SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
EXHIBIT INDEX
Exhibit 10.01

Item 7. Financial Statements and Exhibits

Exhibit

10.01*	Credit Agreement dated as of July 21, 1999, as amended and restated as of April 29, 2003 as further amended and restated as of August 20, 2003.

* filed herewith

Item 9. Regulation FD Disclosure

Allied Waste Industries, Inc. (“Allied Waste”) today announced that it has successfully completed the amendment it was seeking to its credit facility. The amendment to the credit facility permits the previously announced exchange of the Allied Waste Series A Convertible Preferred Stock for shares of Allied Waste common stock and, in addition, will provide increased financial flexibility to the Company over the term of its credit facility. The Amendment to the credit facility is filed herein as Exhibit 10.01.

Additionally, Allied Waste has funded a new $250 million Term Loan C under its credit facility priced at LIBOR plus 300 bps. The use of proceeds under the credit facility allow the Company to retire outstanding senior subordinated indebtedness of Allied Waste North America through optional redemption, public tender offer or open market repurchases.

Separately, Allied Waste announced that effective August 15, 2003, it had closed the previously announced sale of its New Jersey assets to Waste Management, Inc. and received proceeds of approximately $40 million.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	August 25, 2003

EXHIBIT INDEX

Exhibit

10.01*	Credit Agreement dated as of July 21, 1999, as amended and restated as of April 29, 2003 as further amended and restated as of August 20, 2003.

* filed herewith